Exhibit 99.1
Upstart Announces Third Quarter 2024 Results

SAN MATEO, Calif. – November 7, 2024 – Upstart Holdings, Inc. (NASDAQ: UPST), the leading artificial intelligence (AI) lending marketplace, today announced financial results for its third quarter of fiscal year 2024 ended September 30, 2024. Upstart will host a conference call and webcast at 1:30 p.m. Pacific Time today. An earnings presentation and link to the webcast are available at ir.upstart.com.

"With 43% sequential growth in lending volume and a return to positive adjusted EBITDA, we continue to strengthen Upstart’s position as the fintech leader in artificial intelligence,” said Dave Girouard, co-founder and CEO of Upstart. “Even without a significant boost from the macroeconomy, we’re back in growth mode."

Third Quarter 2024 Financial Highlights
•Revenue. Total revenue was $162 million, an increase of 20% from the third quarter of 2023, and up 27% sequentially. Total fee revenue was $168 million, an increase of 14% year-over-year, and up 28% sequentially.

•Transaction Volume and Conversion Rate. 188,149 loans were originated, totaling $1.6 billion across our platform in the third quarter of 2024, up 30% from the same quarter of the prior year, and up 43% sequentially. Conversion on rate requests was 16.3% in the third quarter of 2024, up from 9.5% in the same quarter of the prior year.

•Income (Loss) from Operations. Income (loss) from operations was ($45.2) million, down from ($43.8) million in the same quarter of the prior year.

•Net Income (Loss) and EPS. GAAP net income (loss) was ($6.8) million, up from ($40.3) million in the third quarter of the prior year. Adjusted net income (loss) was ($5.3) million, down from ($3.9) million in the same quarter of the prior year. Accordingly, GAAP diluted earnings per share was ($0.07), and diluted adjusted earnings per share was ($0.06) based on the weighted-average common shares outstanding during the quarter.

•Contribution Profit. Contribution profit was $102.4 million in the third quarter of 2024, up 9% year-over-year, with a contribution margin of 61% compared to a 64% contribution margin in the same quarter of the prior year.

•Adjusted EBITDA. Adjusted EBITDA was $1.4 million, down from $2.3 million in the same quarter of the prior year. The third quarter 2024 Adjusted EBITDA margin was 1% of total revenue, down from 2% in the same quarter of the prior year.

Financial Outlook
For the fourth quarter of 2024, Upstart expects:
•Revenue of approximately $180 million
◦Revenue From Fees of approximately $185 million
◦Net Interest Income (Loss) of approximately ($5) million
•Contribution Margin of approximately 59%
•Net Income (Loss) of approximately ($35) million
•Adjusted Net Income (Loss) of approximately ($5) million
•Adjusted EBITDA of approximately $5 million
•Basic Weighted-Average Share Count of approximately 91.7 million shares
•Diluted Weighted-Average Share Count of approximately 91.7 million shares

Upstart has not reconciled the forward-looking non-GAAP measures above to comparable forward-looking GAAP measures because of the potential variability and uncertainty of incurring these costs and expenses in the future. Accordingly, a reconciliation is not available without unreasonable effort.

Key Operating Metrics and Non-GAAP Financial Measures
For a description of our key operating measures, please see the section titled “Key Operating Metrics” below.

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section titled "About Non-GAAP Financial Measures” below.

Conference Call and Webcast
•Live Conference Call and Webcast at 1:30 p.m. PT on November 7, 2024. To access the call in the United States and Canada: +1 888-394-8218, conference code 8726199. To access the call outside of the United States and Canada: +1 313-209-4906, conference code 8726199. A webcast is available at ir.upstart.com.
•Event Replay. A webcast of the event will be archived for one year at ir.upstart.com.

About Upstart
Upstart (NASDAQ: UPST) is the leading AI lending marketplace, connecting millions of consumers to more than 100 banks and credit unions that leverage Upstart’s AI models and cloud applications to deliver superior credit products. With Upstart AI, lenders can approve more borrowers at lower rates across races, ages, and genders, while delivering the exceptional digital-first experience customers demand. More than 80% of borrowers are approved instantly, with zero documentation to upload. Founded in 2012, Upstart’s platform includes personal loans, automotive retail and refinance loans, home equity lines of credit, and small-dollar “relief” loans. Upstart is based in San Mateo, California, and also has offices in Columbus, Ohio and Austin, Texas.

Press
press@upstart.com

Investors
ir@upstart.com

Forward-Looking Statements
This press release contains forward-looking statements, including but not limited to, statements regarding our outlook for the fourth quarter of 2024, continuing to strengthen our position as the fintech leader in artificial intelligence, and our return to growth mode. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate", "estimate", "expect", "project", "plan", "intend", “target”, “aim”, "believe", "may", "will", "should", “becoming”, “look forward”, “could”, "can have", "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements give our current expectations and projections relating to our financial condition; macroeconomic factors; plans; objectives; product development; growth opportunities; assumptions; risks; future performance; business; investments; and results of operations, including revenue (including revenue from fees and net interest income (loss)), contribution margin, net income (loss), non-GAAP adjusted net income (loss), Adjusted EBITDA, basic weighted-average share count and diluted weighted-average share count. Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The forward-looking statements included in this press release and on the related conference call and webcast relate only to events as of the date hereof. Upstart undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected. More information about factors that could affect our results of operations and risks and uncertainties are provided in our public filings with the Securities and Exchange Commission (the "SEC"), copies of which may be obtained by visiting our investor relations website at www.upstart.com or the SEC’s website at www.sec.gov. These risks and uncertainties include, but are not limited to, our ability to manage the adverse effects of macroeconomic conditions and disruptions in the banking sector and credit markets, including inflation and related changes in interest rates and monetary policy; our ability to access sufficient loan funding, including through securitizations, committed capital and other co-investment arrangements, whole loan sales, and warehouse credit facilities; the effectiveness of our credit decisioning models and risk management efforts, including reflecting the impact of macroeconomic conditions on borrowers' credit risk; our ability to retain existing, and attract new, lending partners; our future growth prospects and financial performance; our ability to manage risks associated with the loans on our balance sheet; our ability to improve and expand our platform and products; and our ability to operate successfully in a highly-regulated industry.

Key Operating Metrics
We review a number of operating metrics, including transaction volume, dollars; transaction volume, number of loans; and conversion rate to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions.
We define “transaction volume, dollars” as the total principal of loan originations (or committed amounts for HELOCs) facilitated on our marketplace during the periods presented. We define “transaction volume, number of loans” as the number of loan originations (or commitments issued for HELOCs) facilitated on our marketplace during the periods presented. We believe these metrics are good proxies for our overall scale and reach as a platform.
We define “conversion rate” as the transaction volume, number of loans in a period divided by the number of rate inquiries received that we estimate to be legitimate, which we record when a borrower requests a loan offer on our platform. We track this metric to understand the impact of improvements to the efficiency of our borrower funnel on our overall growth.

About Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we believe the non-GAAP measures of Contribution Profit, Contribution Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income (Loss), and Adjusted Net Income (Loss) Per Share are useful in evaluating our operating performance. Certain of these non-GAAP measures exclude stock-based compensation and certain payroll tax expense, expense on convertible notes, depreciation, amortization, as well as certain items that are not related to core business and ongoing operations, such as gain on debt extinguishment and reorganization expenses. We exclude stock-based compensation, expense on convertible notes and other non-operating expenses because they are non-cash in nature and are excluded in order to facilitate comparisons to other companies’ results.

We believe non-GAAP information is useful in evaluating the operating results, ongoing operations, and for internal planning and forecasting purposes. We also believe that non-GAAP financial measures provide consistency and comparability with past financial performance and assist investors with comparing Upstart to other companies, some of which use similar non-GAAP financial measures to supplement their GAAP results. However, non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered a substitute for, or superior to, financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies.

Key limitations of our non-GAAP financial measures include:

•    Contribution Profit and Contribution Margin are not GAAP financial measures of, nor do they imply, profitability. Even if our revenue exceeds variable expenses over time, we may not be able to achieve or maintain profitability, and the relationship of revenue to variable expenses is not necessarily indicative of future performance;
•    Contribution Profit and Contribution Margin do not reflect all of our variable expenses and involve some judgment and discretion around what costs vary directly with loan volume. Other companies that present contribution profit and contribution margin may calculate it differently and, therefore, similarly titled measures presented by other companies may not be directly comparable to ours;
•    Although depreciation expense is a non-cash charge, the assets being depreciated may have to be replaced in the future, and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•    Adjusted EBITDA and Adjusted EBITDA Margin exclude stock-based compensation expense and certain employer payroll taxes on employee stock transactions. Stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy. The amount of employer payroll tax-related expense on employee stock transactions is dependent on our stock price and other factors that are beyond our control and which may not correlate to the operation of the business;
•    Adjusted EBITDA and Adjusted EBITDA Margin do not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; or (3) tax payments that may represent a reduction in cash available to us; and
•    The expenses and other items that we exclude in our calculation of Adjusted EBITDA and Adjusted EBITDA Margin may differ from the expenses and other items, if any, that other companies may exclude from adjusted EBITDA and adjusted EBITDA margin when they report their operating results.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included below.

UPSTART HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	December 31,	September 30,
	2023	2024
Assets
Cash	$368,405	$445,274
Restricted cash	99,382	210,493
Loans (at fair value)(1)	1,156,413	656,120
Property, equipment, and software, net	42,655	38,328
Operating lease right of use assets	54,694	46,318
Beneficial interest assets (at fair value)	41,012	131,483
Non-marketable equity securities	41,250	41,250
Goodwill	67,062	67,062
Other assets (includes $48,897 and $70,676 at fair value as of December 31, 2023 and September 30, 2024, respectively)	146,227	172,652
Total assets	$2,017,100	$1,808,980
Liabilities and Stockholders’ Equity
Liabilities:
Payable to investors	$53,580	$60,778
Borrowings	1,040,424	887,367
Payable to securitization note holders (at fair value)	141,416	100,335
Accrued expenses and other liabilities (includes $10,510 and $18,671 at fair value as of December 31, 2023 and September 30, 2024, respectively)	84,051	111,616
Operating lease liabilities	62,324	53,348
Total liabilities	1,381,795	1,213,444
Stockholders’ equity:
Common stock, $0.0001 par value; 700,000,000 shares authorized; 86,330,303 and 90,998,255, shares issued and outstanding as of December 31, 2023 and September 30, 2024, respectively	9	9
Additional paid-in capital	917,872	1,003,929
Accumulated deficit	(282,576)	(408,402)
Total stockholders’ equity	635,305	595,536
Total liabilities and stockholders’ equity	$2,017,100	$1,808,980

(1)Includes $179.1 million and $118.5 million of loans, at fair value, contributed as collateral for the consolidated securitization as of December 31, 2023 and September 30, 2024, respectively.

UPSTART HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE LOSS
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2024	2023	2024
Revenue:
Revenue from fees, net	$146,755	$167,590	$407,585	$436,190
Interest income, interest expense, and fair value adjustments, net:
Interest income(1)	37,692	40,845	116,923	144,899
Interest expense(1)	(9,414)	(10,818)	(20,828)	(33,002)
Fair value and other adjustments(1)	(40,476)	(35,477)	(130,430)	(130,523)
Total interest income, interest expense, and fair value adjustments, net	(12,198)	(5,450)	(34,335)	(18,626)
Total revenue	134,557	162,140	373,250	417,564
Operating expenses:
Sales and marketing	33,042	43,229	88,371	111,337
Customer operations	36,914	39,302	114,301	117,394
Engineering and product development	54,941	64,887	222,986	186,431
General, administrative, and other	53,505	59,874	156,616	170,508
Total operating expenses	178,402	207,292	582,274	585,670
Loss from operations	(43,845)	(45,152)	(209,024)	(168,106)
Other income, net	3,540	5,078	11,334	8,993
Gain on debt extinguishment	—	33,361	—	33,361
Net loss before income taxes	(40,305)	(6,713)	(197,690)	(125,752)
Provision for income taxes	10	45	44	74
Net loss	$(40,315)	$(6,758)	$(197,734)	$(125,826)

Net loss per share, basic	$(0.48)	$(0.07)	$(2.38)	$(1.42)
Net loss per share, diluted	$(0.48)	$(0.07)	$(2.38)	$(1.42)
Weighted-average number of shares outstanding used in computing net loss per share, basic	84,404,966	90,119,481	83,158,146	88,534,495
Weighted-average number of shares outstanding used in computing net loss per share, diluted	84,404,966	90,119,481	83,158,146	88,534,495
(1)Balances for the three and nine months ended September 30, 2023 include $10.0 million of interest income, ($3.8) million of interest expense, and $0.4 million of fair value and other adjustments, net related to the consolidated securitization. Balances for the three months ended September 30, 2024 include $6.7 million of interest income, ($2.3) million of interest expense, and ($5.7) million of fair value and other adjustments, net related to the consolidated securitization. Balances for the nine months ended September 30, 2024 include $23.1 million of interest income, ($7.5) million of interest expense, and ($25.6) million of fair value and other adjustments, net related to the consolidated securitization.

UPSTART HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Nine Months Ended September 30,
	2023	2024
Cash flows from operating activities
Net loss	$(197,734)	$(125,826)
Adjustments to reconcile net loss to net cash provided by operating activities:
Change in fair value of loans	131,222	167,545
Change in fair value of servicing assets	16,888	12,838
Change in fair value of servicing liabilities	(1,655)	(877)
Change in fair value of beneficial interest assets	9,128	(35,825)
Change in fair value of beneficial interest liabilities	(848)	12,633
Change in fair value of other financial instruments	(3,418)	8,263
Stock-based compensation	142,273	103,604
Gain on loan servicing rights, net	(10,432)	(11,448)
Gain on debt extinguishment	—	(33,361)
Depreciation and amortization	15,800	15,850
Non-cash interest expense	2,296	2,156
Other	(2,260)	(10,874)
Net changes in operating assets and liabilities:
Purchases of loans held-for-sale	(2,076,734)	(2,626,246)
Proceeds from sale of loans held-for-sale	1,875,358	2,613,039
Principal payments received for loans held-for-sale	139,582	157,010
Principal payments received for loans held by consolidated securitization	12,302	36,532
Payments on beneficial interest liabilities	—	(3,692)
Other assets	27	(2,110)
Operating lease liability and right-of-use asset	1,563	(600)
Payable to investors for beneficial interest assets(1)	5,749	—
Accrued expenses and other liabilities	(25,220)	18,646
Net cash provided by operating activities	33,887	297,257

Cash flows from investing activities
Purchases and originations of loans held-for-investment	(121,294)	(196,580)
Proceeds from sale of loans held-for-investment	774	—
Principal payments received for loans held-for-investment	78,327	99,768
Principal payments received for notes receivable and repayments of residual certificates	3,556	4,004
Purchases of property and equipment	(1,285)	(837)
Capitalized software costs	(9,135)	(5,734)
Acquisition of beneficial interest assets	(39,505)	(63,246)
Proceeds from beneficial interest assets	—	2,808
Net cash used in investing activities	(88,562)	(159,817)

Cash flows from financing activities
Proceeds from warehouse borrowings	529,494	297,587
Proceeds from convertible notes issuance, net of debt issuance costs paid to lender	—	423,002

UPSTART HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Nine Months Ended September 30,
	2023	2024
Payment of debt issuance costs to third party	—	(1,455)
Repayments of warehouse borrowings	(514,792)	(293,179)
Payments for repurchases of convertible notes	—	(325,344)
Purchase of capped calls	—	(40,883)
Settlement of capped calls	—	580
Principal payments made on securitization notes	(10,016)	(42,705)
Payable to investors(1)	(50,668)	12,990
Proceeds from issuance of securitization notes	165,318	—
Proceeds from issuance of common stock under employee stock purchase plan	8,431	7,685
Proceeds from exercise of stock options	9,475	12,281
Taxes paid related to net share settlement of equity awards	(6)	(19)
Net cash provided by financing activities	137,236	50,540
Change in cash and restricted cash	82,561	187,980
Cash and restricted cash
Cash and restricted cash at beginning of period	532,467	467,787
Cash and restricted cash at end of period	$615,028	$655,767

(1)During the nine months ended September 30, 2024, the Company elected to change the presentation of changes in payable to investors balance on the condensed consolidated statement of cash flows. Under the new presentation, a portion of the payable to investors balance related to fiduciary cash was reclassified from operating to financing activities.

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2024	2023	2024
Revenue from fees, net	$146,755	$167,590	$407,585	$436,190
Loss from operations	(43,845)	(45,152)	(209,024)	(168,106)
Operating Margin	(30)%	(27)%	(51)%	(39)%
Sales and marketing, net of borrower acquisition costs(1)	$9,444	$10,480	$26,012	$30,552
Customer operations, net of borrower verification and servicing costs(2)	7,911	6,837	26,774	21,624
Engineering and product development	54,941	64,887	222,986	186,431
General, administrative, and other	53,505	59,874	156,616	170,508
Interest income, interest expense, and fair value adjustments, net	12,198	5,450	34,335	18,626
Contribution Profit	$94,154	$102,376	$257,699	$259,635
Contribution Margin	64%	61%	63%	60%
(1)Borrower acquisition costs were $23.6 million and $32.7 million for the three months ended September 30, 2023 and 2024, respectively, and $62.4 million and $80.8 million for nine months ended September 30, 2023 and 2024, respectively. Borrower acquisition costs consist of our sales and marketing expenses adjusted to exclude costs not directly attributable to attracting a new borrower, such as payroll-related expenses for our business development and marketing teams, as well as other operational, brand awareness and marketing activities. These costs do not include reorganization expenses.
(2)Borrower verification and servicing costs were $29.0 million and $32.5 million for the three months ended September 30, 2023 and 2024, respectively, and $87.5 million and $95.8 million for nine months ended September 30, 2023 and 2024. Borrower verification and servicing costs consist of payroll and other personnel-related expenses for personnel engaged in loan onboarding, verification and servicing, as well as servicing system costs. It excludes payroll and personnel-related expenses and stock-based compensation for certain members of our customer operations team whose work is not directly attributable to onboarding and servicing loans. These costs do not include reorganization expenses.

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2024	2023	2024
Total revenue	$134,557	$162,140	$373,250	$417,564
Net loss	(40,315)	(6,758)	(197,734)	(125,826)
Net Loss Margin	(30)%	(4)%	(53)%	(30)%
Adjusted to exclude the following:
Stock-based compensation and certain payroll tax expenses(1)	$36,446	$34,794	$144,991	$107,639
Depreciation and amortization	4,934	5,390	15,800	15,850
Reorganization expenses	—	—	15,536	3,778
Expense on convertible notes	1,177	1,303	3,527	3,664
Gain on debt extinguishment	—	(33,361)	—	(33,361)
Provision for income taxes	10	45	44	74
Adjusted EBITDA	$2,252	$1,413	$(17,836)	$(28,182)
Adjusted EBITDA Margin	2%	1%	(5)%	(7)%
(1)Payroll tax expenses include the employer payroll tax-related expense on employee stock transactions, as the amount is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of our business.

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2024	2023	2024
Net loss	$(40,315)	$(6,758)	$(197,734)	$(125,826)
Adjusted to exclude the following:
Stock-based compensation and certain payroll tax expenses(1)	36,446	34,794	144,991	107,639
Reorganization expenses	—	—	15,536	3,778
Gain on debt extinguishment	—	(33,361)	—	(33,361)
Adjusted Net Loss	$(3,869)	$(5,325)	$(37,207)	$(47,770)
Net loss per share:
Basic	$(0.48)	$(0.07)	$(2.38)	$(1.42)
Diluted	$(0.48)	$(0.07)	$(2.38)	$(1.42)
Adjusted Net Loss Per Share:
Basic	$(0.05)	$(0.06)	$(0.45)	$(0.54)
Diluted	$(0.05)	$(0.06)	$(0.45)	$(0.54)
Weighted-average common shares outstanding:
Basic	84,404,966	90,119,481	83,158,146	88,534,495
Diluted	84,404,966	90,119,481	83,158,146	88,534,495
(1)Payroll tax expenses include the employer payroll tax-related expense on employee stock transactions, as the amount is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of our business.